                                   EXHIBIT 11
                          COMPUTATION OF LOSS PER SHARE
               FOR THE SIX MONTHS ENDED DECEMBER 31, 1998 AND 1997


                                                                                   1998                  1997
                                                                               -------------        -------------
Net loss                                                                       $ (7,283,111)        $ (2,134,284)

Deduct:
   Accretion, discount and dividends on preferred stock                                  --            1,776,197

Net loss applicable to common shareholders                                     $ (7,283,111)        $ (3,910,481)
                                                                               -------------        -------------
                                                                               -------------        -------------
Weighted average number of common shares outstanding                               6,940,098            2,169,271
                                                                               -------------        -------------
                                                                               -------------        -------------
Basic loss per share                                                             $    (1.05)           $   (1.80)
                                                                               -------------        -------------
                                                                               -------------        -------------
Weighted average number of common shares outstanding                               6,940,098            2,169,271

Common share equivalents applicable to:

   Warrants - Class A                                                                                     411,127

   Warrants - Class B                                                                                     493,983

   Warrants - Class C                                                                  9,067                9,067

   Warrants - Other                                                                1,087,083              787,083

    Stock options                                                                  1,159,683              659,850

Less common stock acquired with net proceeds                                     (2,255,833)          (2,361,110)

Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                                                     6,940,098            2,169,271
                                                                               -------------        -------------
                                                                               -------------        -------------
Diluted loss per share                                                           $    (1.05)           $   (0.98)
                                                                               -------------        -------------
                                                                               -------------        -------------



                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
           FOR THE QUARTERS ENDED DECEMBER 31, 1998 AND 1997


                                                                                   1998                  1997
                                                                               -------------        -------------
Net loss                                                                       $ (2,676,482)        $ (1,439,603)

Deduct:
   Accretion, discount and dividends on preferred stock                                  --            1,440,925

Net loss applicable to common shareholders                                     $ (2,676,482)        $ (2,880,528)
                                                                               -------------        -------------
                                                                               -------------        -------------
Weighted average number of common shares outstanding                               7,408,149            2,200,364
                                                                               -------------        -------------
                                                                               -------------        -------------
Basic loss per share                                                           $       (0.36)       $       (1.31)
                                                                               -------------        -------------
                                                                               -------------        -------------
Weighted average number of common shares outstanding                               7,408,149            2,200,364

Common share equivalents applicable to:
   Warrants - Class A                                                                                     411,127
   Warrants - Class B                                                                                     493,983
   Warrants - Class C                                                                  9,067                9,067
   Warrants - Other                                                                1,087,083              787,083
    Stock options                                                                  1,159,683              659,850

Less common stock acquired with net proceeds                                     (2,255,833)          (2,361,110)

Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                                                     7,408,149            2,200,364
                                                                               -------------        -------------
                                                                               -------------        -------------
Diluted loss per share                                                         $       (0.36)       $       (0.65)
                                                                               -------------        -------------
                                                                               -------------        -------------

